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                                                                    EXHIBIT 23.1






                           CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in this Registration Statement pertaining to the Gray Communications Systems, Inc. Capital Accumulation Plan of our report, dated February 14, 1996 (except for Note K, as to which the date is August 9, 1996), with respect to the consolidated financial statements of Gray Communications Systems, Inc. (the "Company") included in the Company's prospectus, dated September 24, 1996, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933.


                                                      ERNST & YOUNG LLP

Columbus, Georgia
December 12, 1996